EXHIBIT 99.2
Sonnenschein Nath & Rosenthal LLP
7800 Sears Tower
Chicago, Illinois 60606

October 8, 2007

Securities and Exchange Commission
Office of FOIA and Privacy Act Operations
100 F Street, NE
Mail Stop 5100
Washington, DC 20549-5100

Re:  Freedom of Information Act Request

Ladies and Gentlemen:

We are legal counsel to Medis Technologies Ltd. (NASDAQ: MDTL) (“Medis”). Pursuant to the United States Freedom of Information Act, 5 U.S.C. §552, and the implementing regulations of the Securities and Exchange Commission, 17 C.F.R. §200.80, please forward to the undersigned a copy of the Commission’s most current delivery failure data reported by banks and brokerage firms, including but not limited to short sales and open settlements, relating to Medis’ common stock (CUSIP Number: 58500P107).

Pursuant to 5 U.S. C. §552(a)(6)(A)(i), we will look forward to your reply within 20 business days.  All documents and other information relating to this request should be forwarded to the undersigned at Sonnenschein Nath & Rosenthal LLP, 7800 Sears Tower, Chicago, Illinois, 60606.  Please inform us of all reasonably and standard processing and duplication fees authorized by 5 U.S. C. §552(a)(4) in connection with the requested documents and we will immediately forward them to you.

Please do not hesitate to contact the undersigned should you have any questions.  Thank you in advance for your assistance.

Sincerely, C. Hunter Wiggins

cc:	SEC Division of Market Regulation
Financial Industry Regulatory Authority